SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 9, 2006
Date of Report (Date of earliest event reported)

Jupiter Global Holdings, Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices)

  (604) 682-6541
(Registrant’s telephone number, including area code)

Item 8.01 Other Events

On January 9, 2006 The Board of Directors of the Company approved the Company to implement a stock buyback program for the year 2006.

JUPITER’S stock buyback program for the year 2006 authorizes the company to buy back up to one billion of the company's stock from the open market public float over the next year. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. The stock buy back will be executed utilizing JUPITER’s cash resources and the program may be suspended or discontinued at any time without prior notice.

9.01	(c) Exhibits
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jupiter Global Holdings, Corp.

Date: January 9, 2005	By:	/s/ Ray Hawkins
Ray Hawkins
Chief Executive Officer